Performant Provides an Update to EBITDA Guidance for Fourth Quarter 2019, Announces Initial 2020 Annual Guidance Ranges; Announces Fourth Quarter and Full Year 2019 Earnings Call Details
LIVERMORE, Calif., February 26, 2020 - Performant Financial Corporation (Nasdaq:PFMT),(“the Company”), a provider of technology-enabled recovery and related analytics services, today announced that it anticipates reporting Revenue in the range of $43 million to $44 million and Adjusted EBITDA in the range of $6.0 and $6.5 million for the fourth quarter of 2019.
Additionally, the Company is also providing initial 2020 guidance, which calls for revenue and adjusted EBITDA in the ranges of $170 million to $180 million and $12 million to $15 million, respectively.
Lisa Im, CEO of Performant said, “I’ve said many times throughout our transformation that it was going to be a process that would take time to yield positive results. I am proud of our team’s dedication and commitment throughout the transition and I look forward to building on this momentum into 2020. We also want to thank our shareholders for their continued support and thank our clients for the opportunity to serve them. We look forward to providing a complete review of our 2019 performance and 2020 expectations during our upcoming earnings call next month.”
The Company will report its fourth quarter and full year 2019 results after the market closes on Tuesday, March 17, 2020. The company will also hold a conference call to discuss results at 5:00 pm (Eastern Time) that day.
The conference call can be accessed by dialing 877-705-6003 (domestic) or 201-493-6725 (international). A replay will be available approximately three hours after the call, through March 24, 2020 accessible by dialing 844-512-2921 (domestic), or 412-317-6671 (international). The passcode for the replay is 13699739.
The company will also host a live webcast of its conference call which may be accessed on the Investor Relations section of the Company's website at investors.performantcorp.com. A replay will be available on the website immediately following the call
Note Regarding Use of Non-GAAP Financial Measures
In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA and adjusted net loss. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net loss to net loss determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net loss in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net loss provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net loss has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.
About Performant Financial Corporation
Performant Financial Corporation is a leading provider of technology-enabled recovery and related analytics services. The Company's services help identify and recover delinquent or defaulted assets and improper payments for various government, healthcare and financial services markets in the United States. The Company was founded in 1976 and is headquartered in Livermore, California. To learn more about Performant Financial, please visit https://www.performantcorp.com.
Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for EBITDA in 2019 and 2020. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that the Company may not have sufficient cash flows from operations or the availability of funds under its credit agreement to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2018 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.
Contact Information:
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands)
(Unaudited)

We are providing the following preliminary estimates of our financial results for the three months ended December 31, 2019 and year ended December 31, 2020:

	Nine Months Ended	Three Months Ended	Twelve Months Ended
	September 30,	December 31,	December 31,
	2019	2019	2020
	Actual	Estimate	Estimate
Adjusted EBITDA:
Net income (loss)	$(22,958)	$ 1,982 to 3,487	$ (2,960) to (3,945)
Provision for (benefit from) income taxes	412	(800) to (750)	0 to 1,000
Interest expense	5,260	2,300 to 2,350	8,000 to 9,000
Interest income	(33)	(5) to (10)	(40) to (55)
Client contract termination settlement (1)	—	(677)	—
Non-core operating expenses (2)	309	—	—
Earnout mark-to-market (3)	(1,086)	(100) to (300)	—
Depreciation and amortization	6,698	1,800 to 1,850	6,000 to 7,000
Impairment of goodwill (4)	—	1,000 to 0	—
Stock based compensation	1,743	500 to 550	1,000 to 2,000
Adjusted EBITDA	$(9,655)	$ 6,000 to 6,500	$ 12,000 to 15,000

(1)	Represents a contract termination settlement from the Department of Education in 2019.

(2)	Represents professional fees related to strategic corporate development activities.
(3) Represents the change from prior reporting periods in the fair value of the potential earnout consideration payable to ECMC group in connection with the Premiere acquisition.

(4)	Represents potential goodwill impairment charge in 2019.